Exhibit 99

NEWS	National Fuel
[graphic omitted]	6363 MAIN STREET/WILLIAMSVILLE, NY 14221/ TEL 800-634-5440 www.nationalfuelgas.com

RELEASE DATE: August 27, 2004

FOR ADDITIONAL INFORMATION PLEASE CALL Julie Coppola Cox (716) 857-7079

National Fuel Gas Distribution Corporation
Files for Rate Increase
Action Marks the Company’s First Rate Filing Since 1995

(August 27, 2004) Williamsville, New York: National Fuel Gas Distribution Corporation’s New York division, the natural gas utility serving more than 450,000 customers in western New York, today submitted a request to the New York State Public Service Commission (PSC) to raise its delivery service charges beginning next summer. National Fuel Gas Distribution Corporation is a subsidiary of National Fuel Gas Company (NYSE: NFG). Due to its successful cost containment strategies, the Company has avoided the need to file for a rate increase in its western New York service area since 1995.

        If approved in full, the net effect of the Company’s requested rate change will be an increase to customer bills of 5.6%.* The Company’s filing includes an increase in base rates of $60.9 million, which is offset by the elimination of surcharges and credits, and results in an aggregate increase of $41.3 million or 5.6%. If approved, the monthly bill of a typical residential customer in western New York who is on the budget plan would increase by $6.17 and the increase would be effective in July 2005.* Typically, a request like this involves an 11-month review process that includes a series of hearings. Public statement hearings, where customers will have an opportunity to comment on the proposed rates, will be scheduled by the PSC and held in the utility’s western New York service area.

        Customers of the local utility experience two main cost elements in their monthly bills. Gas Supply Charges, which are itemized on customers’ bills, reflect the market price of the natural gas the utility purchases on behalf of its customers. Those costs are set in the energy marketplace and the utility cannot control, mark up or discount the price it passes on to its customers. In recent years, commodity prices for natural gas and other energies have risen due to marketplace imbalances in the supply of and demand for these energies. National Fuel secures the best-priced gas available for its customers while ensuring reliable deliveries of energy during the coldest months of the year. The Company does not make any profit on the gas it sells to its utility customers.

        The other major cost element in customers’ monthly bills is the utility’s Delivery Service Charge. This charge is regulated by the PSC and cannot change without the PSC’s approval. Delivery Service Charges are also itemized on customers’ monthly bills and reflect the company’s costs to deliver energy to its customers. Historically, this portion of a customer’s monthly bill amounted to about one half of their monthly charges. However, more recently, the Delivery Service Charge portion of a customer’s monthly bill has been about 30% of a customer’s total monthly charges.

-more-

National Fuel
August 27, 2004
Page 2.

        According to David F. Smith, President of National Fuel Gas Distribution Corporation, a large portion of the request relates to factors that are not totally within the company’s control. “This request reflects increases in the expenses needed to operate and maintain our utility system, the costs for which amount to tens of millions of dollars each year, and increases in the cost of the services we provide to our customers. Like all businesses, the costs we pay for materials and other expenses increase from year to year. But, our deep commitment to cost containment efforts has permitted the Company to control our rates for more than eight years. Now, we find ourselves at a point when productivity savings can no longer offset upward cost pressures and find it an unfortunate necessity to request a rate increase.”

        “We remain committed to aggressively controlling our costs of doing business, utilizing advances in technology to gain greater efficiencies and finding additional ways to streamline our work flow so that we can continue to offer the exceptional level of service our customers rely upon in the most cost effective manner possible. We’re proud of the fact that our customers consistently rate our service at the highest levels and we keenly recognize the importance of the service we provide to our community,” Smith said.

        National Fuel Gas Distribution Corporation is a regulated utility and is one of the subsidiaries in the National Fuel Gas Company system. The utility provides natural gas service to more than 450,000 customers in western New York. Additional information about National Fuel Gas Company (NYSE: NFG) is available at http://www.nationalfuelgas.com or by calling 1-800-365-3234.

Media Contact:      Julie Coppola Cox      716-857-7079

-more-

National Fuel
August 27, 2004
Page 3.

National Fuel Gas Distribution Corporation’s New York Division
Rate Request Facts

o	Proposed rates were filed with the New York State Public Service Commission on August 27, 2004 and would not go into effect until July 2005. The Company has not filed for a rate increase since 1995.

o	If approved in full, the rate increase, which has a net effect of 5.6% or $41.3 million, would add about $6.17 to the monthly bill of a typical residential customer in western New York who is on the Company’s budget plan.*

Average Costs for Residential Customers in western New York
(costs are based on consumption during normal weather conditions and do not reflect budget plan billing):

                                                      Delivery Service
         Service Period       Gas Supply Charges          Charges             Total
       -------------------- ---------------------- ----------------------- --------------
       January 1995         $75.65                 $61.87                  $137.52
       -------------------- ---------------------- ----------------------- --------------
       January 1996         $108.11                $65.16                  $173.27
       -------------------- ---------------------- ----------------------- --------------
       January 1997         $137.11                $67.20                  $204.31
       -------------------- ---------------------- ----------------------- --------------
       January 1998         $91.76                 $67.84                  $159.60
       -------------------- ---------------------- ----------------------- --------------
       January 1999         $86.50                 $62.87                  $149.37
       -------------------- ---------------------- ----------------------- --------------
       January 2000         $93.89                 $62.61                  $156.50
       -------------------- ---------------------- ----------------------- --------------
       January 2001         $266.46                $55.27                  $321.73
       -------------------- ---------------------- ----------------------- --------------
       January 2002         $95.61                 $58.50                  $154.11
       -------------------- ---------------------- ----------------------- --------------
       January 2003         $135.62                $59.79                  $195.41
       -------------------- ---------------------- ----------------------- --------------
       January 2004         $169.20                $59.10                  $228.30
       -------------------- ---------------------- ----------------------- --------------

Major Elements of the Company's Filing:

Operating Expenses:                          $ 41.3 million
Rate of Return:                              $(.05) million
Construction program, Depreciation,
         Gas Inventory:                      $  7.2 million
Throughput Reduction                         $  4.5 million
Taxes:                                       $  8.4 million
Total Base Rate Revenue Requirement:         $ 60.9 million

LESS tariff surcharge change:               $ (19.6) million
Net Increase to Customer:                   $ 41.3 million or 5.6%

-more-

National Fuel
August 27, 2004
Page 4.

* Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the availability and/or price of natural gas, oil and coal; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; changes in the availability and/or price of derivative financial instruments; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.